Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-65885) our report dated June 26, 2015, with respect to the financial statements and schedule of the L.B. Foster Company 401(k) and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2014.

/s/ Dixon Hughes Goodman LLP

Charleston, West Virginia

June 26, 2015